UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):     March 22, 2006


                                DERMISONICS, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)

            Nevada                   000-32903               98-0233859
            ------                   ---------               ----------
 (State or other jurisdiction       (Commission             IRS Employer
       of incorporation)            File Number)         Identification No.)


(Address of principal executive offices) (Zip Code): 2 Park Plaza, Suite 450, Irvine, California 92614

Registrant's telephone number, including area code: 949-733-1101


                  ---------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01    REGULATION FD DISCLOSURE.

     On March 22, Dermisonics, Inc. issued a press release (the "Press Release") announcing that the Company has agreed to sell a total of 7.2 million common shares of the Company's capital stock to two Luxembourg-based SICAV funds for net proceeds of $4,134,240. The placement will be completed in reliance upon the exemption from the registration requirements of the Securities Act afforded by Regulation S as promulgated under the Securities Act of 1933. It is anticipated
that the closing of this transaction will occur in the next 30 days.   A copy of
the Press Release is furnished as Exhibit 99.1 to this report.

     The information in this report shall not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.    Furnished pursuant to Items 2.02 and 7.01.

     99.1     Press release by Dermisonics, Inc. issued on March 22, 2006.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        DERMISONICS, INC.


Date: March 22, 2006                    By: /s/ Bruce H. Haglund
                                           -------------------------------------
                                              Bruce H. Haglund, Chairman